UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 27, 2008

Double Eagle Petroleum Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-6529	830214692
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 Overland Trail, P.O. Box 766, Casper, Wyoming		82602
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	3072379330

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2008 (the "Effective Date"), Double Eagle Petroleum Co. (the "Company") entered into an Employment Agreement (the "Agreement") with Mr. Aubrey Harper. Mr. Harper shall serve as Vice President--Midstream Assets of the Company and as President of Eastern Washakie Midstream, LLC, a wholly-owned subsidiary of the Company.

Mr. Harpers's Agreement is for an initial term commencing on the Effective Date and ending May 7, 2009, and is automatically renewable for a one year successive period unless terminated by Mr. Harper or the Company. Mr. Harper will receive a yearly base salary of $165,000 and is eligible for a performance-based cash bonus. In addition, Mr. Harper is eligible to participate in all of the Company’s equity-based compensation plans, which currently consist of the Company’s 2000 Stock Option Plan, the 2002 Stock Option Plan, the 2003 Stock Option and Compensation Plan and the 2007 Stock Incentive Plan. Additionally, Mr. Harper is entitled to 6 months severance in the event his employment is terminated without cause and 12 months severance in the event he is terminated under circumstances related to a change in control of the Company. A copy of the Agreement is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable
(b) Not applicable
(c) Not applicable
(d) Exhibits

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Double Eagle Petroleum Co.

June 27, 2008	By:	/s/ Kurtis S. Hooley

Name: Kurtis S. Hooley
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement for Mr. Aubrey Harper